UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                               September 29, 2005
                Date of Report (Date of earliest event reported)


                              CALLAWAY GOLF COMPANY

             (Exact name of registrant as specified in its charter)


        DELAWARE                   1-10962                   95-3797580

(State or other jurisdiction     (Commission               (IRS Employer
       of incorporation)         File Number)           Identification No.)


      2180 Rutherford Road, Carlsbad, CA                       92008-7328

   (Address of principal executive offices)                    (Zip Code)

                                 (760) 931-1771
               Registrant's telephone number, including area code



         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 2.05         Costs Associated with Exit or Disposal Activities.

         On September 29, 2005, following a comprehensive review of the Company's operations, the Company announced the implementation of several company-wide initiatives that were designed to improve the Company's business processes and reduce costs. Also on September 29, 2005, as part of these initiatives, the Company committed to staff reductions under a plan of termination. The staff reductions will involve the elimination of approximately 500 positions worldwide, including full-time and part-time employees, temporary staffing and open positions. The Company expects that most of the employment terminations under the plan will be completed by December 31, 2005 and that all terminations under the plan will be completed by December 31, 2006.

         Employees terminated under the plan of termination will receive termination benefits for a specified period. As a result of the Company's provision of termination benefits, the Company expects to incur charges in the aggregate amount of approximately $11 million, most of which will be recognized during the third and fourth quarters of 2005. The full amount of the $11 million charge for termination benefits is expected to result in future cash expenditures.


Item 7.01         Regulation FD Disclosure.*

         On September 29, 2005, Callaway Golf Company issued a press release captioned "Callaway Golf Company Announces Value Enhancement Initiatives; Anticipates Improved Third Quarter Results," announcing, among other things, the Company's implementation of company-wide initiatives to improve business processes and reduce overall expenses and providing an estimate of third quarter financial results. A copy of the press release is attached hereto as Exhibit
99.1 and incorporated herein by this reference.

         The Company also announced in its press release that the Company expects to incur charges of approximately $12 million in connection with these company-wide initiatives. This amount includes the $11 million of charges for the termination benefits described in Item 2.05 above.

Item 9.01         Financial Statements and Exhibits. *

       (d)        Exhibits:
                  ---------

                  The following exhibit is filed with this report on Form 8-K:

                  Exhibit No.               Description
                  -----------               -----------

                         99.1 Press release, dated September 29, 2005, captioned, "Callaway Golf Company Announces Value Enhancement Initiatives; Anticipates Improved
                                            Third Quarter Results."


      *The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CALLAWAY GOLF COMPANY


Date:  September 29, 2005            By:      /s/ Bradley J. Holiday
                                              ----------------------
                                     Name:    Bradley J. Holiday
                                     Title:   Senior Executive Vice President
                                              and Chief Financial Officer

                                  Exhibit Index

Exhibit Number             Description
--------------             -----------

     99.1 Press release, dated "Callaway Golf Company Announces Value Enhancement Initiatives; Anticipates Improved Third Quarter Results."